EXHIBIT 23.3


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 16, 1994, which appears on page 21 of Pre-Paid Legal Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Dallas, Texas
October 28, 1996